Consent of Stark Winter Schenkein & Co., LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Post Effective
Amendment No. 1 to Form SB-2 of our report dated March 22, 2002, except for
Note 5 as to which the date is October 7, 2002, relating to the financial statements of World Health Alternatives, Inc. as of February 28, 2002 and the
reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

October 10, 2002
Denver, Colorado